As filed with the Securities and Exchange Commission
on December 11, 1996                                   Registration No.  333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                             -----------------------

                                  CILCORP Inc.
             (Exact name of registrant as specified in its charter)

          Illinois                                            37-1169387
  (State or other jurisdiction                             (I.R.S. Employer
  of incorporation or organization)                       Identification No.)

                        300 HAMILTON BOULEVARD, SUITE 300
                             PEORIA, ILLINOIS 61602
                                 (309) 675-8850
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             -----------------------

                                MICHAEL D. AUSTIN
                                    Treasurer
                                  CILCORP Inc.
                        300 Hamilton Boulevard, Suite 300
                             Peoria, Illinois 61602
                                 (309) 675-8850
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             -----------------------

                                   Copies to:
                             JOHN H. BYINGTON, ESQ.
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                          New York, New York 10004-1490


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             -----------------------


                                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                     Proposed                 Proposed
           Title of each                                             maximum                  maximum
       class of securities                Amount to be            offering price             aggregate                 Amount of
         to be registered                  registered              per unit<F1>          offering price<F1>        registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, without
  par value ......................       323,805 shares              $36.3125               $11,758,169                 $3,564
Preferred Share Purchase
 Rights...........................     750,000 Rights<F2>             ------                   ------                   -----<F3>
====================================================================================================================================

<F1>     Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the average of the reported high and low sales of the Common Stock reported on the New York Stock Exchange on December 6, 1996.
<F2>     The Preferred  Share Purchase  Rights (Rights) are attached to and will trade with the Common Stock. The Rights did not attach to the Common Stock until November 12, 1996 so that the Rights attached to the Common Stock carried forward pursuant to Rule 429 as described below have not previously been registered under the Securities Act of 1933. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.
<F3>     Because  no  separate   consideration  is  paid  for  the  Rights,  the
         registration fee for such securities is deemed to be included in the fee paid with respect to the Common Stock.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.
                             -----------------------

         Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus filed as part of this registration statement will be used as a combined prospectus in connection with this registration statement and registration statement Nos. 33-51315 and 33-62105. In this connection, 6,258 shares of common stock remaining registered and unissued under registration statement No. 33-51315 and 419,937 shares of common stock remaining registered and unissued under registration statement No. 33-62105 are being carried forward. The amount of the filing fee associated with such securities that was previously paid is $81.60 with respect to registration statement No. 33-5135 and $5,213 with respect to registration statement No. 33-62105.

================================================================================

PROSPECTUS
----------
(Subject to Completion, Issued December 11, 1996)

                                  CILCORP Inc.
         Investors Choice Automatic Reinvestment and Stock Purchase Plan

                                  Common Stock
                                 (No Par Value)

                  --------------------------------------------


The Investors Choice Automatic Reinvestment and Stock Purchase Plan (the "Plan") provides a simple and convenient method to acquire the common stock of CILCORP Inc. (the "Company" or "CILCORP") without payment of any brokerage commission or service charge. If you are already a Company shareholder or a holder of preferred stock of the Company's subsidiary, Central Illinois Light Company ("CILCO"), other than CILCO's Cumulative Preferred Stock, par value $100 per share, Auction Series A (the "Auction Preferred Stock"), you may join the Plan simply by completing and returning an Authorization Card. Otherwise you may join the Plan by completing and returning an Enrollment Form with your initial investment ($250 minimum/$25,0000 maximum).

The investment options offered under the Plan are either one or both of the following:

         Dividend Reinvestment - Reinvest dividends on some or all shares held. There is no requirement that you reinvest dividends on shares held under the Plan but you may find it to be a convenient and effortless way to increase your ownership in the Company. Dividends not reinvested will be paid to you in the normal manner.

         Cash Payments - After any initial investment, invest by making optional cash payments at any time in an amount up to a total of $25,000 per quarter (minimum $25 per payment).

The price per share purchased under the Plan will be (i) with respect to common stock purchased in the open market, an amount equal to the weighted average price of all shares purchased with respect to a particular Reference Date (as defined herein) and (ii) with respect to newly issued shares purchased from the Company, an amount equal to the average of the high and low sale prices for the Company's common stock, as reported in The Wall Street Journal report of New York Stock Exchange ("NYSE") Composite Transactions on the Investment Date (as defined herein).

This Prospectus relates to 750,000 shares of common stock of the Company for use under the Plan. These shares may be authorized but unissued shares or shares purchased on the open market.

            This Prospectus should be retained for future reference.

                      ------------------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR
          HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------


                The date of this Prospectus is December __, 1996

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

                              AVAILABLE INFORMATION

                  The Company is subject to the  informational  requirements  of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, 440 LaSalle Street, Chicago, Illinois 60605. Inquiries concerning such reports and other information may also be directed to the Company at the address and phone number indicated herein under "The Company".

                  The Company has filed with the Commission a Registration Statement on Form S-3 with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Copies of the Registration Statement and the exhibits thereto may be inspected without charge at offices of the Commission, and copies of all or any portion thereof may be obtained from the Commission upon payment of the prescribed fees.

                                 --------------

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                  The  following   documents  filed  by  the  Company  with  the
Commission are incorporated by reference into this Prospectus and made a part hereof as of their respective dates:

                  1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

                  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

                  3. The Company's Current Reports on Form 8-K dated October 29, 1996 and November 25, 1996.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Such documents and the documents enumerated above are hereinafter referred to as "Incorporated Documents"; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13, 14 or 15 of the Exchange Act in each year during which this offering is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The information relating to the Company and its subsidiaries does not purport to be comprehensive. Additional information concerning the business and affairs of the Company and its subsidiaries, including recent regulatory orders and pending regulatory proceedings, descriptions of certain regulations to which these companies are subject, and their capital requirements and resources, is contained in the Incorporated Documents.

                  The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any document referred to above which has been incorporated in this Prospectus by reference other than exhibits to such document (unless such exhibits are specifically incorporated by reference into such document). Requests for such copies should be directed to: John G. Sahn, Secretary, CILCORP Inc., 300 Hamilton Boulevard, Suite 300, Peoria, Illinois 61602, Telephone: (309) 675-8850.

                  No person is authorized to give any information or make any representation not contained, or incorporated by reference, in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                                   THE COMPANY

                  The Company is a holding company which was incorporated under the laws of the State of Illinois on January 10, 1985. It is the parent company of four first-tier subsidiaries: Central Illinois Light Company; CILCORP Investment Management Inc.; CILCORP Ventures Inc.; and QST Enterprises Inc. The principal executive office of the Company is located at 300 Hamilton Boulevard, Suite 300, Peoria, Illinois 61602. Its telephone number is (309) 675-8850.

                  Central Illinois Light Company ("CILCO"), incorporated under the laws of Illinois in 1913 as a public utility, generates, transmits, distributes, and sells electric energy, and purchases, distributes, sells and transports natural gas in central and east central Illinois. CILCO renders electric service in an area of approximately 3,700 square miles to 138 communities (including Peoria, Pekin, Lincoln and Morton) having an aggregate population of approximately 422,000. At December 31, 1995, CILCO had approximately 192,000 retail electric customers. Gas service is provided in an area of approximately 4,500 square miles to customers in 129 communities (including Peoria, Pekin, Lincoln and Springfield) having an aggregate population of approximately 452,000. At December 31, 1995, CILCO had approximately 199,000 gas customers, including 391 industrial and commercial gas transportation customers that purchase gas directly from suppliers for transportation through CILCO's system.

                  CILCORP Investment Management Inc. ("CIM"), incorporated under the laws of Illinois on July 25, 1985, administers the Company's investment policy and manages its investment portfolio. CIM has four subsidiaries: CILCORP Lease Management Inc., whose assets consist primarily of five leveraged lease equity investments, CIM Leasing Inc., whose assets consist of one leveraged lease, CIM Air Leasing Inc., whose assets consist of one leveraged lease and CIM Energy Investments Inc., which has invested in non-regulated, independent power production facilities.

                  CILCORP Ventures Inc., incorporated under the laws of Illinois on October 8, 1985, pursues investment opportunities in new ventures and the expansion of existing ventures in energy, environmental services, biotechnology and health care.

                  QST Enterprises Inc. ("QST") was incorporated under the laws of Illinois on November 21, 1995 to engage in the unregulated sale of energy-related products and services and thereafter, in a corporate restructuring, became the parent of Environmental Science & Engineering, Inc. ("ESE") which had been a first-tier subsidiary of the Company. ESE was formed in February 1990 and conducts an environmental consulting, engineering and analytical services business. ESE provides services to a variety of government and private customers, and conducts its business primarily in the United States. QST has two other subsidiaries, QST Energy Inc., which provides energy and energy-related services, and QST Communications Inc., which is engaged in the business of fiber optics and advanced Internet-based communication services and products.


                             DESCRIPTION OF THE PLAN

Purpose


1.       What is the purpose of the Plan?

                  The Plan allows the purchase of the Company's common stock directly from the Company, thereby avoiding commissions and fees otherwise charged by a broker. The Plan also offers holders of record of the Company's common stock and/or CILCO preferred stock (other than holders of the Auction Preferred Stock) a simple and convenient method of investing in shares of the Company's common stock, without payment of any brokerage commissions or service charges for purchases.


Advantages


2.       What is the Plan and what are its advantages?

                  Anyone may purchase shares of the Company's common stock directly from the Company without paying brokerage commissions or service charges. Participants in the Plan may also automatically reinvest all or a part of their cash dividends in shares of the Company's common stock. If a participant wishes, he may also invest by making optional cash payments of not less than $25 per payment nor more than a total of $25,000 per quarter. A participant in the Plan may invest optional cash payments whether or not he reinvests cash dividends.

                  No brokerage commission, fee or service charge is paid by participants in connection with purchases under the Plan. Full investment of funds is possible under the Plan because fractions of shares, as well as full shares, will be credited to participants' accounts. In addition, dividends in respect of such fractions, as well as full shares, will be credited to participants' accounts which avoids the need for issuance of stock certificates (see Question 17). Regular statements of account that are sent to participants provide simplified recordkeeping.

Administration


3.       Who administers the Plan?

                  CILCORP will administer the Plan. CILCORP keeps a continuous record of participation and sends each participant a statement of his account under the Plan for each month in which a transaction takes place. Plan participants who request partial withdrawals, either for certificates or to sell their Plan shares, will not receive a statement until after the purchase date (see Question 12) for their next optional cash payment or quarterly dividend. CILCORP or its nominee holds and acts as custodian of shares purchased or held for safekeeping under the Plan.


Participation


4.       Who is eligible to participate in the Plan?

                  Anyone may purchase shares of the Company's common stock directly from the Company. Any holder of record of the Company's common stock and/or CILCO's preferred stock (other than a holder of the Auction Preferred Stock) is eligible to participate in the optional cash payment and reinvestment features of the Plan. If you own stock which is registered in someone else's name (such as in the names of brokers, bank nominees or trustees) and you want to participate in the Plan, it may be necessary to withdraw your stock from "street name" or other registration and register it in your own name.


5.       How can someone purchase shares directly from the Company?

                  Anyone desiring to make an initial purchase of the Company's common stock should contact the Company's Investor Relations Department to request an Enrollment Form.


6.       How does an eligible shareholder participate?

                  If you are an eligible shareholder, you may participate in the Plan at any time by completing an Authorization Card and returning it to CILCORP Inc., Investor Relations. The Authorization Card has a section which may be used for making an initial optional cash payment. This form and payment, payable to CILCORP Inc., should be sent to CILCORP Inc., Investor Relations, 300 Hamilton Boulevard, Suite 300, Peoria, IL 61602- 1238. The Company will provide information and forms for subsequent optional cash payments. Authorization Cards will be furnished to shareholders at any time upon request to the Company.


7.       When can I join the Plan?

                  You may join the Plan at any time.

                  If you are not currently a holder of record of the Company's common stock or of CILCO preferred stock, see Questions 4 and 5.

                  If you are a holder of record of shares of the Company's common stock, your Authorization Card must be received by the Company on or before the record date established for payment of a particular dividend in order to begin the reinvestment of dividends on that dividend payment date. Dividend payment dates for common stock normally are the 20th day of March, June, September and December, and record dates are normally approximately 30 days prior to the dividend payment date. If your Authorization Card is received after the record date established for payment of a particular dividend, reinvestment of common stock dividends will not begin until the next common stock dividend payment date. Until reinvestment of your common stock dividend begins, you will continue to receive dividends in cash.

                  If you are a holder of record of shares of CILCO preferred stock of any class or series other than the Auction Preferred Stock, your Authorization Card must be received on or before the record date established for payment of a particular preferred dividend in order to begin the reinvestment of dividends on that dividend payment date. Dividend payment dates for preferred stock are the 1st business day of January, April, July and October, and record dates are normally approximately 30 days prior to the dividend payment date. If your Authorization Card is received after the record date established for payment of a particular dividend, reinvestment of preferred stock dividends will not begin until the next preferred stock dividend payment date. Until reinvestment of your preferred stock dividend begins, you will continue to receive dividends in cash.

                  Optional cash payments may be made at any time upon or after enrollment in the Plan. See Question 12 regarding investment of optional cash payments.


8.       What does an Enrollment Form or an Authorization Card provide?

                  Provided you do not check the "Optional Cash Payments Only" box, the Enrollment Form or Authorization Card directs the Company and CILCO to pay to your plan account the cash dividends on all or a portion of the shares registered in your name and on all shares credited to your account under the Plan. The forms also direct that these cash dividends, together with any optional cash payments made by you, be used to purchase shares of the Company's common stock. If you check the "Optional Cash Payments Only" box on the form that applies to you, the Company and CILCO will continue to pay your cash dividends to you in the usual manner.

                  If you hold more than one class or series of stock or have more than one stock account, you must submit a separate Authorization Card for each class and series of stock and each account you wish to be included in the Plan.


9.       May a participant change his method of participation after enrollment?

                  Yes. If you elect to participate in just the optional cash payment feature but later decide to enroll in either the full or partial reinvestment feature, an Authorization Card must be executed and returned to the Company as explained under Questions 6-8. If you elect to participate through the reinvestment of dividends but later decide to change the class or series of stock or number of shares for which dividends are being reinvested, or to participate in just the optional cash payment feature, an Authorization Card must be executed and returned to the Company as explained under Questions 6-8.

Optional Cash Payments


10.      How does the cash payment option work?

                  Only shareholders who have submitted a signed Enrollment Form or Authorization Card to the Company are eligible to make optional cash payments. Cash payments may not be less than $25 per payment nor more than a total of $25,000 per quarter. Cash received from you will be used to purchase shares of common stock in accordance with the provisions outlined in Question
12. No interest will be paid on optional cash payments at any time. The same amount of cash need not be sent for each optional cash payment, and there is no obligation to make optional cash payments on a regular basis.

                  Foreign shareholders who make optional cash payments must send such payments in United States dollars. Such payments will be invested in the same manner as payments from other participants.

                  Optional cash payments should be made as explained under Question 6 and will be invested as described in Question 12.


11. Under what circumstances will optional and initial cash payments be returned?

                  Cash payments received by the Company will be returned to the participant or investor upon written request received by the Company at least two business days prior to the investment of such cash.


Purchase Procedures and Prices


12.      What is the price and manner of purchase of the shares?

                  Shares purchased pursuant to the Plan will either be newly issued shares purchased from the Company or shares of the Company's common stock purchased on the open market. A broker, bank or similar entity, independent of the Company, will be selected by the Company to act as purchasing agent (the "Purchasing Agent"). Unless it revises the allocation, the Company will forward all dividends to be reinvested and all cash payments to the Purchasing Agent. The Purchasing Agent will apply the funds it receives from the Company to purchases of the Company's common stock on the open market on behalf of the participants. To the extent it revises the allocation and does not forward dividends to be reinvested and cash payments to the Purchasing Agent, the Company will apply those funds to the purchase of newly issued shares for use under the Plan. The Company will forward all dividends to be reinvested and cash payments with respect to any particular Reference Date (as defined below) to the Purchasing Agent if any such amounts are forwarded. The Company will not revise the allocation of funds to the Purchasing Agent more than once in any three-month period.

                  Purchasing of the Company's common stock on the open market with dividends will be commenced on or, as soon as practicable, after the respective payment dates of such dividends ("Reference Date").

                  Purchasing of the Company's common stock on the open market with cash payments will be commenced on or, as soon as practicable, after the first business day of every month (each a "Reference Date") and on or, as soon as practicable, after the Company's common stock cash dividend payment dates. Cash payments, to qualify for investment with respect to a particular Reference Date, must be received by CILCORP at least five business days prior to such Reference Date. Cash payment received by CILCORP less than five business days prior to a Reference Date may be held for investment until the second Reference Date after the Company's receipt of it, unless the participant requests its return, as described in Question 11.

                  No interest will be paid on cash payments or dividends held by CILCORP pending investment.

                  Dividends and cash payments qualifying for investment with respect to the same Reference Date may be combined for investment. Purchase of the Company's common stock on the open market will be made at the then-current market prices and may be made on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions, and may be made on such terms as the Purchasing Agent may determine.

                  The price of shares purchased with respect to a particular Reference Date shall be deemed to be the weighted average price of all shares purchased with respect to said Reference Date.

                  Participants should note that the Purchasing Agent will effect purchase transactions in accord with applicable requirements of law affecting the timing or manner of such transactions. Such requirements may dictate that transactions be spread over several days, at least, in order to invest all funds qualifying for investment with respect to a particular Reference Date. Participants should be aware, too, that CILCORP cannot prepare and mail account statements, detailing the particulars of a purchase, until all funds qualifying for investment with respect to the same Reference Date have been invested.

                  If newly issued shares are purchased from the Company, the purchase price of the shares will be an amount equal to the average of the high and low prices for the Company's common stock, as reported in The Wall Street Journal report of NYSE Composite Transactions on the Investment Date. The Investment Date for purchases made with reinvested dividends is the dividend payment date. The Investment Date for purchases made with cash received more than five business days prior to a dividend payment date and not previously invested is also the dividend payment date. The Investment Date for purchases made with all other cash contributions is the first trading day of the month following the month during which the processing of the cash contribution was completed. The processing of a cash contribution will be deemed completed on the fifth business day after it is received. If no trading occurs in the Company's common stock on an Investment Date, the purchase price will be determined on the basis of the average of high and low prices on the most recent previous date such stock was traded on the NYSE.


13.      How many shares will a participant receive?

                  The number of shares to be received depends on the amount of your investment (including dividends to be reinvested and the amount of your initial cash payment or optional cash payments, if any), and the purchase price of the shares. Both whole and fractional shares will be credited to your Plan account.

Costs


14.      Are any fees or expenses incurred by participants in the Plan?

                  You will incur no brokerage commission, fee or service charge for purchases made under the Plan. Certain charges, as described in the answer to Question 15, may be incurred by you upon your withdrawal from the Plan or upon termination of the Plan by the Company.


Withdrawal


15.      How does a participant withdraw from the Plan?

                  To withdraw from the plan, you must notify CILCORP in writing of your withdrawal. In the event you withdraw, or in the event of termination of the Plan by the Company, certificates for whole shares credited to your account under the Plan or held for safekeeping will be delivered to you by CILCORP and a cash payment representing any fraction of a share will be mailed directly to you. Any brokerage commissions, fees and transfer taxes, where applicable, related to the cashing in of fractional shares will be deducted from the cash payments for such fractional shares.

                  Alternatively, you may notify CILCORP, in writing, that you want to sell all of the shares, both whole and fractional, held in your account under the Plan. In this instance, CILCORP will forward your request to the Purchasing Agent, who will sell the shares. The proceeds from the sale, less any brokerage commissions, fees and transfer taxes, where applicable, will be remitted to you. Sale requests may be accumulated, but sales transactions will occur approximately every ten business days, except during the period from the common dividend record date through the completion of the quarterly investment process. Requests for full withdrawals received during this period will be held and processed after the completion of the quarterly investment process, which normally is completed within two weeks after the common dividend payable date.


16.      When may a participant withdraw from the Plan?

                  You may withdraw from the Plan at any time, subject to the following conditions:

                  If your request to withdraw is received by CILCORP at least 15 business days prior to any dividend payment, the amount of the cash dividend and any optional cash payment which would otherwise have been invested and all subsequent dividends will be paid to you unless you re-enroll in the Plan.

                  If your request to withdraw is received by CILCORP within 15 business days prior to any dividend payment, the amount of the cash dividend scheduled to be invested will be so invested but all subsequent dividends will be paid to you unless you re-enroll in the Plan. Any optional cash payment scheduled to be invested will be returned to you unless your request is received less than two days prior to the Reference Date, if shares are then being purchased on the open market, or the Investment Date, if shares are then being purchased from the Company. In those latter cases, the optional cash payment will also be invested.

Certificates


17.      Will certificates be issued for shares of common stock purchased?

                  Normally, certificates for shares of common stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on each statement of account mailed to the participant. This convenience protects against loss, theft or destruction of stock certificates.

                  Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a participant. This request should be mailed to CILCORP Inc., Investor Relations, 300 Hamilton Boulevard, Suite 300, Peoria, IL 61602-1238. Any remaining full shares and fraction of a share will continue to be credited to the participant's account. Certificates for fractions of shares will not be issued under any circumstances.

                  Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his name.


18.      In whose names will certificates be registered when issued?

                  Accounts under the Plan are maintained in the names in which stock of the participants was registered at the time they entered the Plan. Certificates for whole shares, when issued, will be registered in the names in which accounts under the Plan are maintained.


Safekeeping of Common Stock Certificates

19.      Does the Plan offer safekeeping for stock certificates?

                  Plan participants who desire to have their CILCORP common stock certificates protected from loss or theft can request that their certificated shares be transferred to the nominee for the Plan where they will be held in accounts registered in the same name as the certificates. As noted in Question 17, shares in a participant's account under the Plan may not be pledged. See Question 22 with respect to procedures in the event of a rights offering.

                  Participants who utilize this Plan feature will be required to execute a transmittal letter and return it with their stock certificate(s) to CILCORP. There is no charge for this service.

                  Safekeeping of preferred stock through the Plan is not available to holders of CILCO preferred stock.

                  Shares deposited for safekeeping by CILCORP must remain in the participant's Plan account for at least 60 days from the date of transfer before they can be sold through the Plan.

Other Information


20. What happens when a participant sells or transfers all of the stock registered in his name?

                  If a participant disposes of all of his stock not held under the Plan, the dividends on the shares credited to the participant's account under the Plan will continue to be reinvested or paid, as the case may be, until the participant notifies CILCORP in writing that he wishes to withdraw from the Plan. Optional cash payments may continue to be made by such participant as long as there are shares credited to his account.


21. What happens when a participant who is reinvesting less than all the dividends on the shares registered in his name sells or transfers a portion of such shares?

                  If a participant who is reinvesting only a portion of the dividends on the shares of a class or series of stock registered in his name disposes of shares of that class or series of stock, the shares disposed of will be deemed to relate, to the extent possible, to the portion of the participant's dividends which are not being reinvested under the Plan. For example, if a participant authorized the reinvestment of dividends on 50 shares of a total of 100 shares registered in his name, and then disposed of 75 shares, dividends on all of the remaining 25 shares would continue to be reinvested. If the participant disposed of only 25 shares, the dividends on 50 of the remaining 75 shares would continue to be reinvested.


22. What happens if the Company issues a stock dividend, declares a stock split, or has a rights offering?

                  Any share distributed by the Company as a stock dividend on shares (including any fractional share) credited to your account under the Plan, or upon any split of such shares, will be credited to your account. Stock dividends or splits distributed on other shares held by you and registered in your own name will be mailed directly to you.

                  In a rights offering, your entitlement will be based upon your total holdings, including those credited to your account under the Plan. Rights applicable to shares credited to your account under the Plan will be sold and the proceeds will be credited to your account under the Plan and applied as an optional cash payment to the purchase of shares under the Plan. If you wish to exercise rights on shares credited to your account under the Plan, you must request, prior to the record date for any such rights, that CILCORP forward to you a certificate for full shares as provided in Question 17. Warrants representing rights on any shares held directly by participants will be mailed directly to them in the same manner as to shareholders not participating in the Plan.


23. What are the federal income tax consequences to participants in the Plan?

                  The fact that a participant has his dividends reinvested automatically and therefore never actually receives funds representing those dividends does not mean that the participant is not considered to have received a dividend for tax purposes and those amounts will be included in the dividend income reported to the Internal Revenue Service on Form 1099-DIV. Each participant in the Plan should consult his own tax advisor to determine the specific tax consequences of participation in the Plan and the disposition of shares acquired pursuant to the Plan. The statement of account sent to participants should be retained as part of the participant's tax records. In addition, there may be tax considerations under foreign, state and local law applicable to participants.

                  Whenever shares are purchased on the open market on behalf of Plan participants, a portion of the broker commission and related fees will be reported to each participant as "Other Income." The amount of Other Income for each participant is determined by the total broker commission and fees paid in conjunction with the purchase, divided by the number of shares purchased for Plan participants. The resulting per share allocation is then multiplied by the number of shares purchased on behalf of a particular participant to arrive at that participant's share of the total. This amount will be added to the participant's dividend income and will be reported to the Internal Revenue Service on Form 1099-DIV. Statements provided to Plan participants will show Other Income both on a current and a year-to-date basis. For Federal income tax purposes, the amount attributed to you for broker commissions and related fees increases your tax basis in the related shares.


24.      How are income tax withholding provisions applied?

                  In the case of either (i) a foreign participant whose dividends are subject to United States income tax withholding or (ii) a participant who is subject to "backup withholding," i.e., a participant that has failed to provide the Company with a valid taxpayer identification number, the amount of cash dividends of such participant invested in shares of common stock under the Plan will be reduced by the amount of tax required to be withheld by law.


25. How will a participant's shares held under the Plan be voted at meetings of shareholders?

                  For each meeting of shareholders, you will receive a proxy which will enable you to vote shares registered in your name and also whole and fractional common shares credited to your account under the Plan.


26.      May the Plan be modified or discontinued?

                  The Company reserves the right to suspend, modify or terminate the Plan at any time. Any suspension, modification or termination of the Plan will be announced by the Company to all participants in the Plan.


27.      What type of reports will be sent to participants in the Plan?

                  Each participant will receive a statement of his account for each month in which a transaction takes place in his account. Plan participants who request partial withdrawals, either for certificates or to sell their Plan shares, will not receive a statement until after the purchase date for their next optional cash payment or quarterly dividend. (See Question 12 regarding the timing of the preparation and mailing of statements in connection with purchases.) These statements are the participant's continuing record of the cost of his purchases and should be retained for income tax purposes. In addition, each participant will receive the same communications as every other shareholder, including the Company's Quarterly Reviews, Annual Report, Notice of Annual Meeting and Proxy Statement. Participants will receive from the Company the necessary IRS information for reporting dividends on shares in their account in the Plan.

28.      What is the responsibility of the Company under the Plan?

                  The Company, in connection with the administration of the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death. The Company is not responsible for the actions of the Purchasing Agent in purchasing or selling shares on behalf of the participant.

                  You should recognize that the Company cannot assure you of a profit or protect you against a loss on the shares purchased by you under the Plan.


                                 USE OF PROCEEDS

                  The proceeds from the sale to the Plan of any newly issued stock will be used to retire CILCORP short-term debt, to meet working capital and capital expenditure requirements at CILCO, and for other corporate purposes.


                           DESCRIPTION OF COMMON STOCK

                  Certain provisions of the Company's Articles of Incorporation and By-Laws are summarized or referred to below. The summaries are merely an outline, do not purport to be complete, do not relate to or give effect to the provisions of statutory or common law, and are qualified in their entirety by express reference to such Articles of Incorporation and By-Laws.

                  The Company is authorized by its Articles of  Incorporation to issue 50,000,000 shares of common stock, without par value, of which 13,605,947 shares were issued and outstanding as of December 11, 1996. The Company is also authorized by its Articles of Incorporation to issue 4,000,000 shares of preferred stock, no par value, of which none were issued and outstanding as of December 11, 1996. The common stock currently outstanding is, and the common stock offered pursuant to this Prospectus will be, fully paid and non-assessable.


Dividend Rights

                  Subject only to the prior rights and preferences of any issued and outstanding shares of the Company's preferred stock, the holders of the common stock shall be entitled to receive dividends thereon when, as and if declared by the Board of Directors of the Company out of funds of the Company legally available therefor.


Liquidation Rights

                  In the event of any dissolution or liquidation of the Company, the holders of common stock shall be entitled to receive, pro rata, after the prior rights of the holders of any issued and outstanding shares of the Company's preferred stock have been satisfied, all of the assets of the Company remaining available for distribution.

Voting Rights

                  The holders of common stock of the Company are entitled to one vote per share on all matters submitted to a vote of the shareholders of the Company, except matters required to be voted on exclusively by holders of any issued and outstanding shares of the Company's preferred stock or any series thereof. The holders of common stock are not entitled to cumulate their votes for the election of directors. Any action required or permitted to be taken by the Company's shareholders may be taken only at a duly called annual or special meeting and not by written consent. The Company's Articles of Incorporation provide for a classified Board of Directors.


Fair Price Provision

                  The Company's Articles of Incorporation include a "fair price provision" which is intended to protect the shareholders of the Company from unsolicited takeover bids for less than all of the Company's common stock followed by an unnegotiated merger or other business combination. The fair price provision of Article Nine is triggered when the Company's shareholders are asked to approve certain business combinations between the Company or any of its subsidiaries and a holder of ten percent (10%) or more of the Company's common stock ("acquiror") or any associate or affiliate of the acquiror. The business combinations covered include a merger of the Company or a subsidiary, the sale or disposition of a substantial part of the Company, the liquidation or dissolution of the Company, and the reclassification of the Company's securities. Under the fair price provision, in order to effect a business combination, the acquiror must obtain the favorable vote of the greater of seventy-five percent (75%) of all outstanding common stock of the Company, or all of the acquiror's own CILCORP common stock plus one-half of the balance of the outstanding CILCORP common stock. Thus, for example, an acquiror who holds ten percent (10%) of the Company's common stock must obtain the favorable vote of seventy-five percent (75%) of all outstanding common stock of CILCORP, while an acquiror who holds sixty percent (60%) of the Company's common stock must obtain the favorable vote of eighty percent (80%) of all outstanding stock, i.e., all of the acquiror's own stock (60%) plus one-half (20%) of the remaining outstanding stock. The foregoing supermajority voting requirement may be avoided if the proposed business combination (i) receives the approval of at least two-thirds of those directors of the Company who also were directors before the acquiror obtained ten percent (10%) of the Company's common stock ("continuing directors"), (ii) provides for all shareholders of the Company to receive a per share price for their shares which is in the same form (i.e., the same combination of cash and securities) and is not less than the highest per share price paid by the acquiror within two years of the business combination, and
(iii) satisfies certain other less important conditions. Such fair price provision supplements certain shareholder appraisal rights available under Illinois law.

                  The Company's Articles of Incorporation provide that amendment or repeal of the fair price provision requires the affirmative vote of the holders of a majority of the outstanding common stock of the Company exclusive of any holdings of an acquiror, as well as the affirmative vote of not less than seventy-five percent (75%) of the outstanding common stock, unless the amendment is recommended to the shareholders by two-thirds or more of the continuing directors, in which event the affirmative vote of the holders of a majority of the outstanding common stock of the Company is required for approval. Other provisions of the Company's Articles of Incorporation may be amended or repealed by the affirmative vote of the holders of a majority of the outstanding common stock of the Company.


No Preemptive or Conversion Rights

                  Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the common stock.

Listing

                  The outstanding common stock of the Company is traded on the New York Stock Exchange and the Chicago Stock Exchange.


Transfer Agents and Registrars

                  The Transfer Agents for the common stock of the Company are the Company and Continental Stock Transfer & Trust Company, and the Registrars are First of America Trust Company and Continental Stock Transfer & Trust Company.


                 DESCRIPTION OF PREFERRED SHARE PURCHASE RIGHTS

                  Reference is made to the Rights Agreement, dated as of October 29, 1996, between CILCORP Inc. and Continental Stock Transfer & Trust Company, as Rights Agent. The following statements are qualified in their entirety by such reference.

                  On October 29, 1996, the Company's Board of Directors declared a dividend of one Right on each share of the Company's common stock outstanding on November 12, 1996. Thereafter, until the Distribution Date (as defined below), the Company will issue one Right for each new share of common stock it issues. Each Right (prior to the expiration or redemption of the Rights) will enable the holder thereof to purchase from the Company one one-hundredth of a share of the Company's Series R Preferred Stock, without par value, at an exercise price of $100, subject to adjustment. The Rights are represented by the certificates representing the Company's common stock and are not exercisable, or transferable apart from the common stock, until the Distribution Date. For purposes of the Rights Agreement, the Distribution Date is the earlier of (i) the tenth day after the public announcement that a person or a related group of persons has acquired beneficial ownership of 15% or more of the Company's common stock and (ii) the tenth day (subject to the Board of Directors establishing a later date) after a person commences, or announces an intention to commence, a tender or exchange offer for 15% or more of the Company's common stock. Separate certificates representing the Rights will be mailed as soon as practicable after the Distribution Date to holders of record of the Company's common stock on the Distribution Date. The Rights are exercisable at any time after the Distribution Date, unless earlier redeemed, and could then be traded separately from the Company's common stock. The Rights Agreement contains certain provisions to protect the Rights from dilution. The Rights do not have any voting rights and are not entitled to dividends.

                  After the Distribution Date and in the event that any person or a related group of persons acquires beneficial ownership of 15% or more of the Company's common stock, each Right will entitle its holder to purchase, at the exercise price of the Right and in lieu of the Series R Preferred Stock, shares of the common stock of the Company at a 50% discount; provided that the Company has not elected (which it can do under certain circumstances) to exchange shares of its common stock or Series R Preferred Stock for the Rights. In addition, in the case of a business combination in which the Company's common stock ceases to be outstanding, or if there is a transfer of more than 50% of the assets or earning power of the Company, each Right will entitle the holder thereof to acquire from the entity resulting from such business combination (or from the transferee in the case of the transfer of assets or earning power) shares of its common stock at a 50% discount.

                  The Rights are redeemable by the Company at $.001 per Right prior to the date that there is a public announcement that a person or related group of persons has acquired beneficial ownership of 15% or more of the Company's common stock. The Rights will expire on November 12, 2006. Under certain circumstances, Rights that are held by or for the benefit of persons seeking to take over or control the Company will become null and void.

                  The Series R Preferred Stock acquired upon exercise of the Rights will be nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, will be subordinate to all other series of the Company's preferred stock. Such Series R Preferred stock will be entitled to receive cumulative quarterly dividends in preference to the Company's common stock at a rate per share equal to the greater of $1.00 and 100 times the dividend declared on such common stock for the quarter. In the event of the liquidation, dissolution of winding up of the Company, holders of Series R Preferred Stock are entitled to receive $10,000 per share, plus accrued and unpaid dividends thereon, or, if greater, an amount equal to 100 times the aggregate amount to be distributed to the holders of the Company's common stock, before any distribution may be made with respect to any junior stock. In the event of a merger, consolidation or other transaction in which shares of the Company's common stock are exchanged or changed, each share of the Series R Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share by the common stock. Each share of Series R Preferred Stock will be entitled to 100 votes on all matters submitted to a vote of the shareholders of the Company, voting together with the Company's common stock as a single class. If, at the time of any annual meeting of shareholders, the Company is in arrears with respect to six quarterly dividends on any series of its preferred stock, two additional directors selected by the holders of the preferred stock shall be added to the Company's Board of Directors. The rights of the holders of Series R Preferred Stock as to dividends, distributions and voting are subject to adjustment under certain circumstance to protect such holders from what would otherwise result in the dilution of those rights.

                  The Rights can have the effect of substantially increasing the cost of any attempt to acquire the Company on terms not approved by its Board of Directors and therefore could deter possible unsolicited takeover attempts. The Rights are not intended to interfere with any merger or other business combination pursuant to terms that the Board of Directors finds fair and reasonable to all interested parties.


                                  LEGAL MATTERS

                  The legality of the common stock offered hereby has been passed upon for the Company by John G. Sahn, Esq., Vice President, General Counsel and Secretary of the Company. As of December 11, 1996, Mr.
Sahn owned 2,118 shares of the Company's common stock.


                                     EXPERTS

                  The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's latest Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports included and incorporated by reference into the Company's latest Annual Report on Form 10-K. The financial statements and the related financial statement schedules thereto are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

         Securities and Exchange Commission filing fee.........   $ 3,564
         Costs of printing and engraving.......................     7,500
         Legal fees and expenses...............................    15,000
         Accounting fees and expenses..........................     3,000
         Miscellaneous expenses................................     5,000
                                                                  -------

                  Total........................................   $36,064
                                                                  =======

         -----------------------------
         * All expenses except for the Securities and Exchange Commission filing fee are estimated.


Item 15.  Indemnification of Directors and Officers.

                  The By-laws of the Company provide for the indemnification of any person who, by reason of such person's status as a director or officer of the Company (i) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful, and (ii) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, provided that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

                  The Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Officers and directors of the Company are covered under this policy for certain other liabilities and expenses.

Item 16.  Exhibits.

Exhibit No.   Description
-----------   -----------

4(a)          -        Company's Articles of Incorporation (filed as Exhibit (3)
                       in the  Company's  Form 10-K for the year ended  December
                       31, 1991, File No. 1-8946).*

4(b)          -        By-Laws of the Company, as amended,  effective August 20,
                       1993 (filed as Exhibit 3(a) in the Company's Form 10-K for the year ended December 31, 1994, File No. 1-8946).*

4(c)          -        Form of Common Stock  Certificate  (filed as Exhibit 4 to
                       Registration Statement No. 2-95569).*

4(d)          -        CILCORP Inc.  Automatic  Reinvestment  and Stock Purchase
                       Plan (set forth in full in the Prospectus, to which reference is hereby made).

4(e)          -        Rights  Agreement  dated as of October 29,  1996  between
                       CILCORP  Inc.  and  Continental  Stock  Transfer  & Trust
                       Company,  as  Rights  Agent  (filed  as  Exhibit  - 1  in
                       Company's   Registration  Statement  on  Form  8-A  dated
                       October 29, 1996, File No. 1-8946).*

5             -        Opinion of John G. Sahn, Esq., Vice President and General
                       Counsel of the Company, as to the securities being registered.

23(a)         -        Consent of John G. Sahn, Esq. (contained in Exhibit 5).

23(b)         -        Consent of Arthur Andersen LLP.



-----------------
*  Incorporated by reference.



Item 17.  Undertakings.

              The undersigned registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales of the registrant's securities are being made, a post-effective amendment to this registration statement:

                               (i)  to  include  any   prospectus   required  by
                       Section 10(a)(3) of the Securities Act of 1933;

                               (ii) to  reflect in the  prospectus  any facts or
                       events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                               (iii) to include any  material  information  with
                       respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment in those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3)  To   remove   from   registration   by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                       (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria and State of Illinois, on the 11th day of December, 1996.

                                       CILCORP Inc.


                                       By  Robert O. Viets
                                           _____________________________________
                                           Robert O. Viets
                                           President and Chief Executive Officer

                       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

           Signature        Title                             Date
           ---------        -----                             ----
Robert O. Viets
________________________    President, Chief Executive        December 11, 1996
ROBERT O. VIETS             Officer and Director
                            (Principal Executive Officer
                            and Principal Financial
                            Officer)


Jeffrey L. Barnett
________________________    Controller (Principal             December 11, 1996
JEFFREY L. BARNETT          Accounting Officer)


Marcus Alexis
________________________    Director                          December 11, 1996
MARCUS ALEXIS


John R. Brazil
________________________    Director                          December 11, 1996
JOHN R. BRAZIL


Willard Bunn III
________________________    Director                          December 11, 1996
WILLARD BUNN III


________________________    Director
JERRY D. CAULDER

Homer J. Holland
________________________    Director                          December 11, 1996
HOMER J. HOLLAND


H. Safford Peacock
________________________    Director                          December 11, 1996
H. SAFFORD PEACOCK


________________________    Director
KATHERINE E. SMITH


Richard N. Ullman
________________________    Director                          December 11, 1996
RICHARD N. ULLMAN


Murray M. Yeomans
________________________    Director                          December 11, 1996
MURRAY M. YEOMANS

                                  EXHIBIT INDEX



4(a) Company's Articles of Incorporation (filed as Exhibit (3) in the Company's Form 10-K for the year ended December 31, 1991, File No. 1-8946).*

4(b) By-Laws of the Company, as amended, effective August 20, 1993 (filed as Exhibit 3(a) in the Company's Form 10-K for the year ended December 31, 1994, File No. 1-8946).*

4(c)          Form  of  Common  Stock   Certificate   (filed  as  Exhibit  4  to
              Registration Statement No. 2-95569).*

4(d) CILCORP Inc. Automatic Reinvestment and Stock Purchase Plan (set forth in full in the Prospectus, to which reference is hereby made).

4(e)          Rights Agreement dated as of October 29, 1996 between CILCORP Inc.
              and Continental Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit - 1 in Company's Registration Statement on Form 8-A dated October 29, 1996, File No. 1-8946).*

5 Opinion of John G. Sahn, Esq., Vice President and General Counsel of the Company, as to the securities being registered.

23(a)         Consent of John G. Sahn, Esq. (contained in Exhibit 5).

23(b)         Consent of Arthur Andersen LLP.




-----------------
*  Incorporated by reference.